Exhibit 10.95

ERSUAA No. __________________

                 OFFICER'S RESTRICTED STOCK UNIT AWARD AGREEMENT

Name: _________________

Number of Restricted Stock Units: _______________

Grant Date: _______________________

      Pursuant to, among other things, Sections 6(e) and 6(h) of US Energy Systems, Inc.'s 2000 Executive Incentive Compensation Plan (the "2000 Plan"), you are hereby granted, subject to your execution of this agreement and the execution of this agreement by US Energy Systems, Inc. ("US Energy"), as of the Grant Date, the number of restricted stock units ("Restricted Stock Units") set forth above. Upon the vesting of the Restricted Stock Units as described below and the expiration of the deferral period provided for herein, each Restricted Stock Unit will be automatically converted into one share of common stock of US Energy, par value $.01 per share (the "Common Stock"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such term by the 2000 Plan.

      1. Vesting of Award. Subject to Section 2, the Restricted Stock Units shall vest and become non-forfeitable in cumulative annual increments of 25% commencing on the first anniversary of the Grant Date. (The date on which any Restricted Stock Unit vests being the "Vesting Date" for such Restricted Stock Unit and the period beginning on the Grant Date hereof and ending on the day prior to the Vesting Date for a Restricted Stock Unit is herein referred to as the "Restriction Period" with respect to such Restricted Stock Unit). In the event that a fractional number of Restricted Stock Units would vest on any Vesting Date, the number of units so vesting shall be rounded up to the next whole number.

      2. Termination of Relationship. (a) If during the Restriction Period your employment with US Energy and all Subsidiaries thereof terminates for Cause (as defined) or if you voluntarily terminate your employment ("Voluntary Termination"), any Restricted Stock Units that have not vested as of the date of termination shall be forfeited. Voluntary Termination does not include your termination of your employment due to, the assignment to you after the Grant Date of any duties inconsistent in any material respect of your then position (including status, offices, titles and reporting relationships, authority, duties or responsibilities), or any other action by US Energy after the Grant Date which when taken as a whole results in a significant diminution in your position, authority, duties or responsibilities.

      (b) If during the Restriction Period your employment with US Energy and all Subsidiaries thereof terminates for any other reason other than Cause or Voluntary Termination, the Restricted Stock Units will become non-forfeitable and vest immediately, the Restriction Period will end and the Underlying Shares (as defined) will be delivered to you as specified in Section 3 hereof.

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      (c) Upon the occurrence of a Change in Control during or after the expiration of the Restriction Period, the provisions of Section 9 (a) of the 2000 Plan shall apply. In furtherance of and not by way of limitation of the foregoing, the restrictions, deferral of settlement, and forfeiture conditions applicable to the Restricted Stock Units shall lapse and such units shall be deemed to be fully vested as of the time of the Change in Control, except to the extent you waive same and subject to the applicable restrictions set forth in
Section 10(a) of the 2000 Plan.

      (d) The term "Cause" means your (i) having been convicted of a crime which constitutes a felony under applicable law or having entered a plea of guilty or nolo contendere with respect thereto, or (ii) engaging in illegal or fraudulent conduct with respect to US Energy.

      3. Delivery of Shares Underlying Restricted Stock Units. (a) After the expiration of the deferral period elected pursuant to Section 3(b), US Energy will deliver to you or your legal representative, a certificate representing the shares of Common Stock underlying your Restricted Stock Units (the "Underlying Shares") that have vested pursuant to this agreement.

      (b) By signing this agreement, you hereby irrevocably elect to defer receipt of the Underlying Shares and all other benefits incident thereto to the extent same have vested as provided above, until the expiration of the deferral period specified on the signature page hereto or as otherwise provided herein.

      (c) Notwithstanding your deferral election, in the event of the earlier to occur of your death, your Disability, a Change in Control, the termination of your employment with US Energy and all Subsidiaries or the day immediately preceding the tenth anniversary of the Grant Date, the deferral effected herein shall immediately terminate and you shall promptly receive the Underlying Shares to which you are entitled pursuant to this agreement. You acknowledge that until the deferral period has terminated, you will not, except as otherwise provided in Section 3(d) hereof, be entitled to any rights as a stockholder with respect to the Restricted Stock Units, including without limitation, the right to vote.

      (d) Contemporaneously with the grant of Restricted Stock Units to you pursuant to this agreement, US Energy hereby grants you, pursuant to, among other things, Section 6(g) of the 2000 Plan, Dividend Equivalent Rights (as defined). The term "Dividend Equivalent Rights" shall mean your right to receive, subject to your execution of an agreement in form reasonably acceptable to US Energy, the number of Restricted Stock Units equal to the quotient obtained by dividing the aggregate cash dividends that would have been payable with respect to your Underlying Shares (as if such shares had been issued and had not been deferred) as of the record date for the payment of such dividends by the Fair Market Value of a share of Common Stock on such date. The terms and conditions (including the deferral provided for by Section 3 hereof) of the Restricted Stock Units granted pursuant to the Dividend Equivalent Rights shall be the same as otherwise provided herein and shall vest as provided in Section 1 and 2 hereof and as if the Grant Date for determining the Restriction Period with respect to such units was the Grant Date set forth above. The Restricted Stock Units, if any, granted pursuant to the Dividend Equivalent Rights shall be granted only to the extent the applicable dividend payment is actually paid.


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      4. Transferability. You may not transfer, pledge, assign, sell or otherwise alienate your Restricted Stock Units or the Underlying Shares, until the termination or expiration of the Restriction Period and deferral period with respect thereto.

      5. Taxes. US Energy shall deduct or cause to be deducted from, or collect or cause to be collected with respect to, your Restricted Stock Units (including the Underlying Shares) any federal, state, or local taxes required by law to be withheld or paid with respect to your Restricted Stock Units (including the Underlying Shares), and you or your legal representative or beneficiaries shall be required to pay any such amounts. US Energy shall have the right to take such action as may be necessary, in its reasonable judgment, to satisfy such obligations.

      6. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to choice of law principles.

      7. Subject To 2000 Plan. This Agreement and the grant of Restricted Stock Units and Dividend Equivalent Rights are subject to all of the terms and conditions of the 2000 Plan.

      8. Section 16. Notwithstanding anything to the contrary herein, in the event that you would be subject to liability for short swing profits pursuant to
Section 16 of the Exchange Act resulting from the distribution to you of the Underlying Shares, then, except as otherwise provided by the Plan, the distribution of the Underlying Shares will be deferred and/or limited to the extent necessary to eliminate such liability.


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      Please indicate your acceptance of the foregoing by signing at the place provided and returning the original of this Agreement.

                                            Very truly yours,

                                            US ENERGY SYSTEMS, INC.


                                        By: ____________________________________


ACCEPTANCE OF RESTRICTED STOCK UNITS AND DEFERRAL ELECTION

I hereby accept these Restricted Stock Units and Dividend Equivalent Rights and elect to defer my receipt of the Underlying Shares, subject to acceleration as provided in Section 2(c) herein, as follows (insert your initials in the appropriate box and then sign your name below):

|_| On the vesting of all* of my Restricted Stock Units subject to this agreement.

|_| On the first anniversary of the vesting of all* of my Restricted Stock Units subject to this agreement.

|_| On the second anniversary of the vesting all* of my Restricted Stock Units subject to this agreement.

|_| On the _____________ anniversary of vesting of all* of my Restricted Stock Units subject to this agreement (but in no event, on or after the tenth anniversary of the Grant Date).

*The reference to "all" my Restricted Stock Units shall mean all such units subject to this agreement, provided, however, if my employment with US Energy and Subsidiaries terminates for Cause or Voluntary Termination, the term "all" shall refer to my Restricted Stock Units that vested as of the date of termination of my employment.

ACCEPTED AND AGREED:


____________________________


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